Exhibit 99.1

CONTACTS:

Paul Araquistain, media relations

408.617.7452

paul.araquistain@palm.com

Christine Nakamoto, investor relations

408.617.7626

christine.nakamoto@palm.com

Palm Reports Preliminary Q1 FY07 Results

SUNNYVALE, Calif., Sept. 6, 2006 – Palm, Inc. (Nasdaq: PALM) today reported preliminary financial results for the first quarter of fiscal year 2007, ended Sept. 1. Full results will be reported Sept. 21.

Based on preliminary financial data, Palm expects revenue to be in the range of $354 million to $356 million for the first quarter of fiscal year 2007. This compares with earlier guidance of $380 million to $385 million provided June 29, when Palm reported its fourth quarter fiscal year 2006 results. The revenue shortfall was primarily due to lower Treo(TM) volumes in carrier retail channels.

Earnings per diluted share are expected to be $0.13 to $0.14 on a GAAP(1) basis and $0.18 to $0.19 on a non-GAAP(2) basis, in line with the company’s previous guidance.

“We will soon address the market dynamics responsible for our first quarter revenue shortfall with two major product launches, one that improves our pricing position and both which extend our carrier relationships to global markets,” said Ed Colligan, Palm president and chief executive officer. “Overall smartphone sell-through was up quarter over quarter, and our balance sheet is in excellent shape.”

Full results for the company’s first quarter of fiscal year 2007 will be announced on Thursday, Sept. 21, at the close of the market at 1:00 p.m. Pacific Time, and a conference call will follow at 1:30 p.m. Pacific/4:30 p.m. Eastern. The dial-in number is 800.818.5264 in the United States and 913.981.4910 for international callers.

NON-GAAP FINANCIAL MEASURES: Palm utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. Palm considers the use of non-GAAP financial measures helpful in assessing its current financial performance, ongoing operations and prospects for the future. Ongoing operations are the ongoing revenue and expenses of the business, excluding certain costs that Palm does not anticipate to recur on a quarterly basis. While Palm uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Palm does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, Palm believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing its business during the first quarter of fiscal year 2007, Palm excluded or adjusted items in the following general categories, each of which are described below:

Acquisition-related Expenses. Palm excluded amortization of intangible assets resulting from acquisitions to allow more accurate comparisons of its financial results to its historical operations, forward-looking guidance and the financial results of peer companies. In recent years, Palm has completed the acquisition of Handspring and the acquisition of the Palm brand, which resulted in operating expenses which would not otherwise have been incurred. Palm believes that providing non-GAAP information for amortization of intangible assets allows the users of its financial statements to review both the GAAP expenses in the period, as well as the non-GAAP expenses, thus providing for enhanced understanding of historic and future financial results and facilitating comparisons to peer companies. Additionally, had Palm internally developed these intangible assets, the amortization of intangible assets would have been expensed historically, and Palm believes the assessment of its operations excluding these costs is relevant to the assessment of internal operations and comparisons to industry performance.

Stock-based Compensation. Palm believes that the exclusion of non-cash stock-based compensation allows for more accurate comparisons of its operating results to peer companies. Further, Palm believes that excluding stock-based compensation expense allows for a more accurate comparison of its financial results to previous periods. In addition, Palm prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Income Tax Provision Expense. Palm believes that assuming a 40 percent effective tax rate on a non-GAAP basis provides an appropriate prospect for the future.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. In addition, other companies, including other companies in our industry, may calculate non-financial measures differently than the Company does, limiting their usefulness as a comparative tool. Palm compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, Palm evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding Palm’s expected first quarter of fiscal year 2007 revenue, earnings per share and stock-based compensation expense, amortization of intangible assets and related income tax effects. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially, including, without limitation, the following: fluctuations in the demand for Palm’s existing and future products and services and growth in Palm’s industries and markets; Palm’s ability to meet the expectations of securities analysts or investors; Palm’s ability to introduce new products and services successfully and in a cost effective and timely manner; possible defects in products and technologies developed; Palm’s dependence on wireless carriers and ability to meet wireless carrier certification requirements; Palm’s reliance on a concentrated number of significant customers; Palm’s ability to compete with existing and new competitors; Palm’s ability to forecast demand for its products; Palm’s reliance on third parties to sell and distribute its products; Palm’s dependence on third parties to design, manufacture, distribute, warehouse and support its products; Palm’s ability to timely and cost-effectively obtain components and elements of its technology from suppliers; Palm’s ability to obtain other key technology from third parties free from errors and defects, integrate it with Palm’s products and meet certification requirements, all on a timely basis; risks associated with international sales and operations; the impact of increasingly stringent laws, standards and other regulatory requirements; Palm’s ability to utilize its net operating losses; and Palm’s and its auditors’ final review and sign-off on the financial information for the quarter. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in Palm’s most recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 2, 2006. Palm undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

About Palm, Inc.

Palm, Inc., a leader in mobile computing, strives to put the power of computing in people’s hands so they can access and share their most important information. The company’s products for consumers, mobile professionals and businesses include Palm(R) Treo(TM) smartphones, Palm handheld computers, and Palm LifeDrive(TM) mobile managers, as well as software, services and accessories.

Palm products are sold through select Internet, retail, reseller and wireless operator channels throughout the world, and at Palm Retail Stores and Palm online stores (http://www.palm.com/store).

More information about Palm, Inc. is available at http://www.palm.com.

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(1) GAAP stands for Generally Accepted Accounting Principles.

(2) Preliminary results for the first quarter of fiscal year 2007 have been provided on a GAAP and a non-GAAP basis. The non-GAAP guidance can be reconciled to the nearest GAAP measure by including the stock-based compensation charge, amortization of intangible assets and related income tax effects anticipated to be recorded in accordance with SFAS No. 123(R), “Share-based Payments,” during the period.

Palm, Treo and LifeDrive are among the trademarks or registered trademarks owned by or licensed to Palm, Inc. All other brand and product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

Palm, Inc.

Reconciliation of GAAP Items to Non-GAAP Items

(In thousands)

(Unaudited)

Three Months Ended August 31, 2006
Net income per share:
Diluted, GAAP	$0.13 - $0.14
Adjustments: Stock-based compensation, amortization of intangible assets and the related income tax effects	0.05

Diluted, non-GAAP	$0.18 - $0.19

Palm’s fiscal periods are generally 13 weeks in length and end on a Friday. For presentation purposes, the period is presented as ending on Aug. 31.